UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2015

UGI Utilities, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-1398	23-1174060
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 N. 12th Street, Suite 360, Reading, Pennsylvania		19612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 796-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2015, UGI Utilities, Inc. (the "Company") entered into an unsecured, revolving Credit Agreement (the "Credit Agreement") among the Company, as borrower, PNC Bank, National Association, as administrative agent, Citizens Bank of Pennsylvania, as syndication agent, PNC Capital Markets LLC and Citizens Bank, N.A., as joint lead arrangers and joint bookrunners, and PNC Bank, National Association, Citizens Bank of Pennsylvania, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, The Bank of New York Mellon, Bank of America, N.A., and the other financial institutions from time to time parties thereto (collectively, the "Lenders"). Concurrently with entering into the Credit Agreement, the Company terminated its existing $300 million revolving credit agreement dated as of May 25, 2011 by and among the Company, as borrower, PNC Bank, National Association, as administrative agent, Citizens Bank of Pennsylvania, as syndication agent, and the other financial institutions parties thereto.

Under and subject to the terms and conditions of the Credit Agreement, the Lenders have committed to provide loans to the Company in an aggregate amount of $300 million, including a letter of credit subfacility of up to $100 million and swing line advances of up to $30 million. In addition, the Company may request an increase in the amount of loan commitments under the Credit Agreement to a maximum aggregate amount of $450 million. The Company may use the proceeds of loans made under the Credit Agreement to refinance existing indebtedness and for working capital, acquisitions, capital expenditures and other general corporate purposes, including for its subsidiaries.

Revolving Credit Advances (as defined in the Credit Agreement) that are Base Rate Advances (as defined in the Credit Agreement) will bear interest at a rate equal to the sum of (1) the highest of (a) the federal funds open rate plus 0.50%, (b) the prime rate, or (c) the daily LIBOR rate plus 1.0%, and (2) the Applicable Margin (as defined in the Credit Agreement), each as in effect on the date of the borrowing. The Applicable Margin will be based on the credit ratings assigned to certain indebtedness of the Company. Revolving Credit Advances that are Eurodollar Rate Advances (as defined in the Credit Agreement) will bear interest at a rate equal to the sum of (1) the London interbank offered rates divided by a number equal to 1.00 minus the Eurodollar Rate Reserve Percentage (as defined in the Credit Agreement), and (2) the Applicable Margin.

In connection with the issuance of a letter of credit, the Company will pay (1) a quarterly fee equal to the Applicable Margin for Eurodollar Rate Advances in effect on such date, and (2) a quarterly fronting fee equal to .125% of the face amount of the letter of credit, plus administrative expenses. Each swing line advance will bear interest at a rate equal to the sum of the daily LIBOR rate plus the Applicable Margin for Eurodollar Rate Advances as in effect on such date.

The Credit Agreement has a termination date of March 25, 2016. The termination date may be extended to March 26, 2020 if, on or before March 25, 2016, the Company satisfies certain requirements relating to approval of the Credit Agreement by the Pennsylvania Public Utility Commission. The Company intends to seek such regulatory approval. The Company may voluntarily prepay its borrowings under the Credit Agreement, in whole or in part, without any premium or penalty.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants regarding the maintenance of a financial ratio, covenants relating to financial reporting, compliance with laws, payment of taxes, preservation of existence, books and records, maintenance of properties and insurance, limitations on liens, restrictions on mergers and restrictions on sales of all or substantially all of the Company’s assets, and limitations on changes in the nature of the Company’s business.

The Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe covenants within a specified period of time, a cross-default to other Company indebtedness of a specified amount, the bankruptcy or insolvency of the Company, monetary judgment defaults of a specified amount, a change of control of the Company, and ERISA defaults resulting in liability for a specified amount. In the event of a default by the Company, the requisite number of Lenders (or the agent at their request) may declare all amounts owed under the Credit Agreement and outstanding Letters of Credit immediately due and payable and terminate the Lenders’ commitments to make loans under the Credit Agreement. For defaults related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable. Under the terms of the Credit Agreement, a 2% interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

A copy of the Credit Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The above summary of the terms of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On March 27, 2015, the Company terminated without penalty its revolving credit agreement dated as of May 25, 2011 as described in Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Company’s borrowing under the Credit Agreement is hereby incorporated into Item 2.03(a) by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Credit Agreement, dated as of March 27, 2015 among UGI Utilities, Inc., as borrower, PNC Bank, National Association, as administrative agent, Citizens Bank of Pennsylvania, as syndication agent, PNC Capital Markets LLC and Citizens Bank, N.A., as joint lead arrangers and joint bookrunners, and PNC Bank, National Association, Citizens Bank of Pennsylvania, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, The Bank of New York Mellon, Bank of America, N.A., and the other financial institutions from time to time parties thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Utilities, Inc.

April 1, 2015	By:	/s/ Daniel J. Platt

Name: Daniel J. Platt
Title: Assistant Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 27, 2015 among UGI Utilities, Inc., as borrower, PNC Bank, National Association, as administrative agent, Citizens Bank of Pennsylvania, as syndication agent, PNC Capital Markets LLC and Citizens Bank, N.A., as joint lead arrangers and joint bookrunners, and PNC Bank, National Association, Citizens Bank of Pennsylvania, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, The Bank of New York Mellon, Bank of America, N.A., and the other financial institutions from time to time parties thereto.